Contact:	Investors & Analysts:
Megan Forrester
Fair Isaac Corporation
(800) 213-5542
investor@fairisaac.com

Fair Isaac Reports Second Quarter Fiscal 2004 Results

24% Year-Over-Year EPS Growth

SAN RAFAEL, Calif.—April 29, 2004—Fair Isaac Corporation (NYSE:FIC), a leader in customer analytics and decision technology, today announced financial results for the second fiscal quarter ended March 31, 2004.

The company achieved second quarter revenues of $173.2 million in fiscal 2004 versus $158.6 million reported in the second quarter of fiscal 2003. Revenues for the six months ended March 31, 2004 totaled $342.6 million as compared to revenues of $305.3 million reported in the same period last year. Net income for the second quarter of fiscal 2004 totaled $30.8 million, or $0.42 per share on 78.1 million diluted shares outstanding, compared with net income of $25.6 million, or $0.34 per share on 75.7 million diluted shares outstanding reported in the same quarter last year (1). Net income for the six months ended March 31, 2004 totaled $59.6 million, or $0.81 per share on 77.9 million diluted shares outstanding, compared with $45.4 million, or $0.59 per share on 76.9 million shares outstanding reported in the same period last year (1). All earnings per share figures reflect the company’s three-for-two stock split, which took effect March 10, 2004.

“We had another very strong bookings quarter and hit our bottom line while undertaking many new strategic initiatives,” said Tom Grudnowski, President and CEO of Fair Isaac. “We had some standout performances in the Consumer and Software Tools divisions, both posting high double-digit year-over-year growth. Our revenue was reduced a bit from our plans, stemming largely from underperformance in our insurance segment. We also were able to execute on a number of significant initiatives with the promotion of our CFO to a newly established COO role, replacing him with another seasoned executive. Further, we just announced an offer to buy London Bridge, a UK-based software company specializing in debt recovery and collections solutions, which rounds off our customer lifecycle offerings very nicely and adds an important European-based presence.”

The company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its second quarter results and provide guidance for the remainder of fiscal 2004. The call can be accessed live on the Investor Relations’ section of the company’s Web site at www.fairisaac.com, and will be archived on the site immediately following the call.

About Fair Isaac

Fair Isaac Corporation (NYSE:FIC) is the preeminent provider of creative analytics that unlock value for people, businesses and industries. The company’s predictive modeling, decision analysis, intelligence management, decision management systems and consulting services power billions of mission-critical customer decisions a year. Founded in 1956, Fair Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce fraud and credit losses, lower operating expenses and enter new markets more profitably. Most leading banks and credit card issuers rely on Fair Isaac solutions, as do insurers, retailers, telecommunications providers, healthcare organizations and government agencies. Through the www.myFICO.com Web site, consumers use the company’s FICO® scores, the standard measure of credit risk, to manage their financial health. For more information, visit www.fairisaac.com.

Forward-Looking Statements

Except for historical information contained herein, the statements contained in this press release that relate to Fair Isaac or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the company’s ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of acquisitions, including expected synergies, will not be realized and other risks described from time to time in Fair Isaac’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2003 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2003. If any of these risks or uncertainties materializes, Fair Isaac’s results could differ materially from Fair Isaac’s expectations in these statements. Fair Isaac disclaims any intent or obligation to update these forward-looking statements.

Fair Isaac and FICO are trademarks or registered trademarks of Fair Isaac Corporation, in the United States and/or in other countries. Other product and company names herein may be trademarks of their respective owners.

(1)	The computation of diluted earnings per share for the quarter and six months ended March 31, 2004 includes 4.1 million shares of common stock issuable upon conversion of our convertible subordinated notes, along with a corresponding adjustment to net income to add back related interest expense, net of tax, of approximately $1.6 million and $3.2 million, respectively. The computation of diluted earnings per share for the quarter and the six months ended March 31, 2003 excludes these shares, as they were antidilutive during these periods.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters and Six Months Ended March 31, 2004 and 2003
(In thousands, except per share data)
(Unaudited)

	Quarter Ended				Six Months Ended
	March 31,				March 31,
	2004		2003		2004		2003
Revenues	$173,246		$158,598		$342,587		$305,330

Operating expenses:
Cost of revenues	63,283		64,041		122,818		124,695
Research and development	14,333		17,119		30,734		34,366
Selling, general and administrative	40,508		31,724		82,268		63,898
Amortization of intangible assets	4,064		3,419		8,131		6,681
Restructuring and merger-related	—		606		—		2,616

Total operating expenses	122,188		116,909		243,951		232,256

Operating income	51,058		41,689		98,636		73,074
Other (expense) income, net	(1,117)		(585)		(2,492)		208

Income before income taxes	49,941		41,104		96,144		73,282
Provision for income taxes	19,098		15,459		36,540		27,847

Net income	$30,843		$25,645		$59,604		$45,435

Earnings per share:
Basic	$0.44		$0.36	(b)	$0.85		$0.62	(b)

Diluted	$0.42	(a)	$0.34	(b)	$0.81	(a)	$0.59	(b)

Shares used in computing earnings per share:
Basic	70,308		71,847	(b)	70,065		73,563	(b)

Diluted	78,071	(a)	75,679	(b)	77,931	(a)	76,937	(b)

(a)	The computation of diluted earnings per share for the quarter and six months ended March 31, 2004 includes 4.1 million shares of common stock issuable upon conversion of our convertible subordinated notes, along with a corresponding adjustment to net income to add back related interest expense, net of tax, of approximately $1.6 million and $3.2 million, respectively. The computation of diluted earnings per share for the quarter and the six months ended March 31, 2003 excludes these shares, as they were antidilutive during these periods.

(b)	On February 2, 2004, our Board of Directors declared a three-for-two stock split in the form of a 50% common stock dividend with cash payment in lieu of fractional shares, paid on March 10, 2004 to shareholders of record on February 18, 2004. The share and per share amounts within the condensed consolidated statements of income have been restated to reflect this stock split.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2004 and September 30, 2003
(In thousands)
(Unaudited)

	March 31,	September 30,
	2004	2003
ASSETS:
Current assets:
Cash and investments	$633,791	$505,351
Receivables, net	134,204	138,712
Prepaid expenses and other current assets	20,219	23,809

Total current assets	788,214	667,872
Investments	136,982	164,254
Property and equipment, net	49,325	50,706
Goodwill and intangible assets, net	547,482	551,772
Other noncurrent assets	57,325	60,569

	$1,579,328	$1,495,173

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$49,863	$40,939
Accrued compensation and employee benefits	27,766	25,839
Deferred revenue	38,476	31,584

Total current liabilities	116,105	98,362
Senior convertible notes	400,000	400,000
Convertible subordinated notes	142,121	141,364
Other noncurrent liabilities	6,979	5,905

Total liabilities	665,205	645,631
Stockholders’ equity	914,123	849,542

	$1,579,328	$1,495,173

FAIR ISAAC CORPORATION
REVENUES BY SEGMENT
For the Quarters and Six Months Ended March 31, 2004 and 2003
(In thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Strategy machine solutions	$103,587	$100,639	$206,848	$186,006
Scoring solutions	33,707	32,855	69,014	67,023
Professional services	24,616	19,828	47,108	40,093
Analytic software tools	11,336	5,276	19,617	12,208

Total revenues	$173,246	$158,598	$342,587	$305,330